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                                                                   EXHIBIT 10.29

(COTT LOGO)

December 13, 2006

WITHOUT PREJUDICE

DELIVERED VIA EMAIL TO: hycoray@aol.com

B. Clyde Preslar

Dear Mr. Preslar:

Re: Cott Corporation ("Cott") - Termination of Employment Services

We are writing to notify you that your employment services with Cott are hereby terminated without cause, effective December 1, 2006.

Cott appreciates your contribution to the corporation and with a view to resolving all matters on an amicable basis, has prepared the following severance arrangements, which are in accordance with your July 22, 2005 Employment Agreement in the event of a without-cause termination.

The severance arrangements are as follows:

1.   DATE OF TERMINATION

The effective date of termination of services was December 1, 2006 (the "Termination Date").

2.   ACCRUED SALARY AND VACATION PAY

You will be paid your salary and accrued vacation pay to the Termination Date. These payments will be less applicable statutory deductions and withholdings and paid in a lump-sum payment during the next pay period immediately following the Termination Date.

3.   TERMINATION OF SERVICES PAYMENT AND OUT-PLACEMENT

We have agreed to pay you a lump-sum payment in connection with salary and bonus entitlements equal to $1,485,000.00, less applicable statutory withholdings and deductions, to be paid on the later of (a) a date that falls between January 1, 2007 and January 5, 2007 and (b) within five (5) business days following the expiry of the revocation period as set out in section 11 (d) herein.

In addition, we will pay for the out of pocket cost of the following outplacement services for a maximum of six (6) months with Right Management
Consultants: EXECUTIVE SERVICE

4.   BENEFITS

We confirm that all benefits entitlement ceases as of the Termination Date and that you have no further entitlement to any benefits beyond the Termination Date other than any rights under applicable law to purchase continuation coverage under Cott's group health plan.

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5.   EXPENSES

To the extent that you have incurred any proper travel, entertainment or other business expenses, you will be reimbursed in accordance with Cott's policy. All expense reports must be submitted within 30 days of your Termination Date.

6.   STOCK OPTIONS/SHARE PURCHASE PLAN/401K PLAN

All of your rights with respect to vested stock options and vested performance share units that you hold personally will continue after the termination of your employment, subject of course to the provisions of the Cott's Restated 1986 Common Share Option Plan as amended (the "Option Plan"), for 60 days following the Termination Date, and thereafter such options and share units shall be null and void.

All other rights under Cott's share purchase plans and other long-term incentive plans, including, without limitation, all rights to unvested shares under the Cott Corporation Executive Incentive Share Purchase Plan, 401k Plan, and all rights under Cott's Performance Share Unit Plan, shall terminate on the Termination Date in accordance with those plans.

7.   NO OTHER PAYMENTS

The payments and other entitlements set out in this letter constitute your complete entitlement and Cott's complete obligations whatsoever, including with respect to the cessation of your employment, whether at common law, statute or contract. For greater certainty, we confirm that you are not entitled to any further payment (including any bonus payments), benefits, perquisites, allowances or entitlements earned or owing to you from Cott pursuant to any employment or any other agreement, whether written or oral, whatsoever, all having ceased on the Termination Date without further obligation from Cott. All amounts paid to you pursuant to this letter shall be deemed to include all amounts owing pursuant to the Employment Standards Act, 2000, and such payments represent a greater right or benefit than that required under the Employment Standards Act, 2000.

8.   RESIGNATION & RELEASE

You will resign as an officer and director of Cott (and any direct and indirect affiliates, subsidiaries and associated companies) with effect as of the Termination Date. In this respect, you agree to execute and deliver the Resignation Notice attached hereto as Schedule "1" and such further documentation as may be required by Cott, in its sole discretion, in order to effect this resignation. You agree to sign the Release in the form attached as Schedule "2" to this letter, which as set forth in your Employment Agreement is a condition precedent to any severance payments.

9.   YOUR CONTINUING OBLIGATIONS

          (a) You will continue to abide by all of the applicable provisions of your Employment Agreement, and the "Confidentiality Undertaking and Restrictive Covenant" dated July 22, 2005 ("the Confidentiality Agreement"), which are intended to continue following the cessation of your employment, including but not limited to the Confidentiality, Non-Solicitation, and Non-Competition covenants provided in Articles 1 and 5 of the Confidentiality Agreement, which in the case of the confidentiality covenant continues forever, and in the case of the Non-Solicitation and Non-Competition covenants, will apply for a period of twenty-four (24) months from the Termination Date.

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          (b)  You are required to return forthwith to Cott all of the property of Cott in your possession or in the possession of your family or agents including, without limitation, other wireless devices and accessories, computer and office equipment, keys, passes, credit cards, customer lists, sales materials, manuals, computer information, software and codes, files and all documentation (and all copies thereof) dealing with the finances, operations and activities of Cott, its clients, employees or suppliers. You shall be entitled to retain your cell phone provided all ongoing usage charges and invoices relating thereto from the date hereof shall be from your own account. It is your responsibility to make all of the necessary arrangements to effect the transfer of the usage charges to your own personal account as soon as possible, and in any event, within 10 days from the Termination Date. Cott acknowledges that you have returned your blackberry and computer.

          (c) You will maintain the severance arrangements as set out in this letter in the strictest confidence and will not disclose them except to your immediate family, or to the extent that such disclosure may be required by law, or to permit you to obtain tax planning, legal or similar advice. Cott will also keep the terms of the settlement confidential, except to Cott's professional advisors, or to the extent that such disclosure may be required by law.

          (d) You will agree to cooperate reasonably with Cott, and its legal advisors, at Cott's request, direction and reasonable cost, in connection with: (i) any Cott business matters in which you were involved during your employment with Cott; or (ii) any existing or potential claims, investigations, administrative proceedings, lawsuits and other legal and business matters which arose during your employment involving Cott; (iii) effecting routine administrative compliance with respect to any regulatory requirements that were applicable to Cott during the period of your employment; and (iv) completing any further documents required to give effect to the terms set out in this letter with respect to which you have knowledge of the underlying facts.

10.  TAXES

All payments referred to in this letter will be less applicable withholdings and deductions, and you shall be responsible for all tax liability resulting from your receipt of the payment and benefits referred to in this letter, except to the extent that Cott has withheld funds for remittance to statutory authorities.


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11.  GENERAL

     (a) Entire Agreement: The agreement confirmed by this letter and the attached schedules constitutes the entire agreement between you and Cott with reference to any of the matters herein provided or with reference to your employment or office with Cott, or the cessation thereof. All promises, representations, collateral agreements, offers and understandings not expressly incorporated in this letter agreement are hereby superseded and have no further effect.

     (b) Severability: The provisions of this letter agreement shall be deemed severable, and the invalidity or unenforceability of any provision set out herein shall not affect the validity or enforceability of the other provisions hereof, all of which shall continue in accordance with their terms.

     (c) Period of Review: You have twenty-one (21) days from the date set forth above to consider this letter agreement, including attachments. No change to this letter agreement, whether material or immaterial, will initiate a new twenty-one (21) day period. If you so desire, you may voluntarily and knowingly sign, but are not required to sign, this letter agreement before the end of the twenty-one (21) day period.

     (d) Right to Revoke: You may revoke your acceptance of this letter agreement at any time before the end of the seventh day after your execution of the letter. In order for your revocation to be effective, you must provide written notice of your intent to revoke to Sher Zaman at the following address prior to the end of the seventh day after execution:

                                Cott Corporation
                        207 Queen's Quay West, Suite 340
                               Toronto, ON M5J 1A7

          You understand that, in the event you revoke this letter agreement, it shall be of no effect, and you shall forfeit all of the consideration which is being provided to you in exchange for their entering into this letter agreement, including but not limited to Cott's promise to make the payments described herein.

     (e) Full Understanding: By signing this letter, you confirm that: (i) you have had an adequate opportunity to read and consider the terms set out herein, including the Release attached, and that you fully understand them and their consequences; (ii) you have been advised, through this paragraph, to consult with legal counsel and have obtained such legal or other advice as you consider advisable with respect to this letter agreement, inducting attachments; and (iii) you are signing this letter voluntarily, without coercion, and without reliance on any representation, express or implied, by Cott, or by any director, trustee, officer, shareholder, employee or other representative of Cott.

     (f) Arbitration: In the event any dispute arises between you and Cott with respect to the interpretation, effect or construction of any provisions of this Agreement, either Cott or you may refer the matter to final and binding arbitration without right of


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          appeal, pursuant to the Arbitration Act, Ontario, for the disputed matters to be determined by an arbitrator that is to be mutually agreed upon, upon written notice to the other, whereupon, subject to the availability of such an arbitrator, the arbitration hearing will commence within 30 days of the said notice, without formality, with the costs of the arbitration to be shared equally between the parties, subject to such order for costs as the arbitrator may determine in his or her sole discretion.

     (g) Currency: All dollar amounts set forth or referred to in this letter refer to U.S. currency.

     (h) Governing Law: The agreement confirmed by this letter shall be governed by the laws of the Province of Ontario, Canada.

                                      * * *

If this offer is acceptable to you once you have had an opportunity to review it, please sign the acknowledgement below to confirm your acceptance of same and return to Abilio Gonzalez.

If you have any questions regarding the terms set out in this letter, please feel free to contact Abilio Gonzalez.

Yours very truly,

COTT CORPORATION

PER:


/s/ Abilio Gonzalez
-------------------------------------

Enclosures:

1. Schedule "1" - Resignation Notice

2. Schedule "2" - Release

Acknowledgement and Acceptance

I acknowledge having been provided at least twenty-one (21) days to review this letter and the attached Release and Resignation Notice. I also acknowledge that I have been advised, by this paragraph, and have had the opportunity to obtain independent legal advice and that the only consideration for the Release is as referred to in this letter. I confirm that no other promises or representations of any kind have been made to me to cause me to sign this acknowledgement and acceptance.


/s/ B. Clyde Preslar                    12/14/06
-------------------------------------   ---------------
B. Clyde Preslar                        Date


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                                  SCHEDULE "1"

                               RESIGNATION NOTICE

TO:       COTT CORPORATION

AND TO: ALL DIRECT AND INDIRECT AFFILIATES, SUBSIDIARIES AND ASSOCIATED COMPANIES THEREOF

AND TO:   ALL DIRECTORS THEREOF

I, B. CLYDE PRESLAR confirm my resignation as a director and from all offices held by me of COTT CORPORATION, including all direct and indirect affiliates, subsidiaries, and associated companies, with effect as of December 1, 2006.


                                        /s/ B. Clyde Preslar
                                        ----------------------------------------
                                        B. CLYDE PRESLAR


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                                  SCHEDULE "2"

                                    RELEASE

FROM:   B. CLYDE PRESLAR ("PRESLAR")

TO: COTT CORPORATION ("COTT"), ITS RESPECTIVE DIRECT AND INDIRECT AFFILIATES, ASSOCIATES, SUBSIDIARIES, PARENTS AND RELATED ORGANIZATIONS AND ALL OF THEIR RESPECTIVE PAST AND PRESENT SHAREHOLDERS, PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, CONTRACTORS, CONSULTANTS, AGENTS, REPRESENTATIVES, TRUSTEES, ADMINISTRATORS, ATTORNEYS AND INSURERS (ALL COLLECTIVELY REFERRED TO AS "RELEASEES")

1. In consideration of the terms as set out in the letter from Cott to Preslar dated December 13, 2006 (the "Agreement"), the receipt and sufficiency of which consideration are hereby acknowledged, and except for the obligations owed to Preslar and referred to in the Agreement, Preslar hereby remises, releases and forever discharges Cott and the other Releasees of and from all manner of actions, causes of action, suits, debts, dues, accounts, bonds, contracts, liens, claims and demands whatsoever which against the Releasees he now has, ever had or hereafter can, shall or may have for or by reason of any cause, matter or thing whatsoever existing to the present time, and particularly and without limiting the generality of the foregoing, of and from all claims and demands of every nature and kind in any way related to or arising from Preslar's employment or other engagement with Cott or the termination of such employment, engagement or other agreements, including all damages, salary, remuneration, commission, vacation pay, overtime pay, termination pay, severance pay, notice of termination, profit-sharing, stock options or other equity, bonuses, proceeds of any insurance or disability plans, pension or retirement benefits, or any other fringe benefit or perquisite of any kind whatsoever and including any claims Preslar may have under any United States, Canada, state, province, or local statute or ordinance, including without limitation the U.S. Age Discrimination In Employment Act, the U.S. Civil Rights Acts of 1964 and 1991, the U.S. Family and Medical Leave Act ,the U.S. Employment Retirement Income Security Act ("ERISA "); the Florida Civil Rights Act of 1992; any contract or agreement (except the Agreement); and any common law principle. The payments, benefits, and other entitlements referred to in the Agreement arc deemed to satisfy all requirements or money owing under all applicable laws including without limitation, any and all wages, vacation pay, termination and severance pay under the Employment Standards Act, 2000.

2. Preslar confirms that the Agreement has been entered into by the parties for the purposes of fully and finally settling and compromising all possible claims that Preslar might have against the Releasees and, therefore, in this respect, Preslar covenants and agrees not to file any complaint or initiate any proceeding under the Employment Standards Act, 2000, under the Ontario Human Rights Code, under the Workplace Safety and Insurance Act, under the Occupational Health & Safety Act, under the Labour Relations Act, under the Pay EquiAct, or pursuant to any other applicable law or legislation, including the statutes and laws set forth and/or referenced in the preceding paragraph, in any jurisdiction governing or related to Preslar's employment or other engagement with Cott.

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     In the event that Preslar hereafter makes any claim or demand or commences or threatens to commence any action, claim or proceeding or to make any complaint against Cott in this respect, this Release may be raised as an estoppel and complete bar to any such action, claim or proceeding. Preslar confirms that he has no right to re-instatement, re-call or re-employment with any of the Releasees, and Preslar waives and releases all rights he had or may have had in this regard. This paragraph shall not release any rights that may not legally be waived.

3. Preslar further agrees not to make or assist in the commencement of any claims (expressly including any cross-claim, counterclaim, third party action or application) against any other person or corporation who might claim contribution or indemnity against the persons or corporations discharged by this Release, including under the provisions of the Negligence Act or any other statute.

4. With the exception of disclosure to Preslar's immediate family or to his legal or professional advisors (but provided any such person agrees not to disclose such information to any other person), Preslar agrees that the terms and contents of this Release, the consideration included in the Agreement, the contents of the negotiations and discussions resulting in this Release, and any dispute resolved by this Release, shall all remain privileged and confidential and shall not be disclosed except to the extent required by law or as otherwise agreed to in writing by Cott.

5. This Release shall be binding upon Preslar and his heirs, executors, administrators, successors and assigns and shall ensure to the benefit of Cott and to the benefit of all of the Cott's heirs, executors, administrators, successors and assigns.

6. Preslar acknowledges that he has had an opportunity to review this Release for no less than twenty-one (21) days and the right to revoke his acceptance of the Release for a period of seven (7) days after his execution of the Release. Preslar also acknowledges that he has been advised to and has in fact obtained independent legal advice and that the only consideration for this Release is as referred to above. Preslar further confirms that no other promises or representations of any kind have been made to Preslar to cause him to sign this Release.

7. Preslar acknowledges that this Release, the settlement of any dispute between Preslar and Cott, or the payment of any monies to Preslar, shall not constitute an admission of liability on the part of Cott, which liability is denied.

8. Preslar agrees that he alone shall be responsible for all tax liability resulting from his receipt of the payments referred to in the Agreement, except to the extent that Cott has withheld funds for remittance to statutory authorities. Preslar agree to indemnify and save Cott harmless from any and all amounts payable or incurred by Cott (save and except any penalties and interest that are attributable to Cott's not having deducted sufficient funds by its own direction) if it is subsequently determined that any greater amount should have been withheld in respect of income tax or any other statutory withholding.

9. Notwithstanding the foregoing or anything herein to the contrary, this Release in no way releases Cott or any of the other Releasees from any indemnification obligations such


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     party or parties may hereafter have with respect to Preslar as provided for in, and subject to all limitations of, the charter documents, by laws or other agreements or documents of such parties, or by law, as the case may be, as of the date hereof, all of which shall continue to at least the same extent as currently exist with respect to Cott's directors and/or most senior officers.

SIGNED, SEALED AND DELIVERED THIS 14TH DAY OF DECEMBER, 2006


/s/ Beverly S. Weaver                   /s/ B. Clyde Preslar
-------------------------------------   ----------------------------------------
Witness                                 B. CLYDE PRESLAR


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